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                                                                    EXHIBIT 99.2


                          KEEFE, BRUYETTE & WOODS, INC.
                  SPECIALISTS IN BANKING AND FINANCIAL SERVICES
              235 PINE STREET   SUITE 1818   SAN FRANCISCO, CA 94104




   TOLL FREE                                                          TELEPHONE
1-877-520-8569                                                      415-591-5020




                                                          May 17, 2004



The Board of Directors
Humboldt Bancorp
2998 Douglas Boulevard, Suite 330
Roseville, CA  95661

Members of the Board:

         We hereby consent to the use in this registration statement on Form S-4 of our letter to the Board of Directors of Humboldt Bancorp included as APPENDIX C to the proxy statement-prospectus forming a part of this registration statement on Form S-4 and to all references to our firm in such proxy statement-prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               /s/ Keefe, Bruyette & Woods, Inc.

                                               Keefe, Bruyette & Woods, Inc.